Exhibit 16.1

Arthur Andersen LLP
Suite 3100
1225 17th Street
Denver, CO 80202-5531
Tel 303-295-1900
Fax 303-291-9200
www.andersen.com

June 12, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

Dear Sir or Madam:

We have read Item 4 included in Form 8-K, dated June 12, 2002, of CH2M HILL Companies, Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc:    Samuel H. Iapalucci
        Chief Financial Officer
        CH2M HILL Companies, Ltd.